UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 12, 2016

Exact name of registrant as specified in its charter	State or other jurisdiction of incorporation or organization	Commission File Number	I.R.S. Employer Identification No.

Windstream Holdings, Inc.	Delaware	001-32422	46-2847717
Windstream Services, LLC	Delaware	001-36093	20-0792300

4001 Rodney Parham Road
Little Rock, Arkansas		72212
(Address of principal executive offices)		(Zip Code)

	(501) 748-7000
(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On September 12, 2016, Windstream Holdings, Inc. (Nasdaq: WIN) announced that its direct, wholly-owned subsidiary, Windstream Services, LLC (Windstream), is seeking to amend its existing senior secured credit agreement. Among other things, the amendment would (i) refinance in full Windstream’s outstanding tranche B-6 term loans, (ii) raise $100 million in incremental term loans to redeem all or a portion of the Borrower’s outstanding 7.875% notes due 2017 and for other general corporate purposes, including to refinance in full or in part any other series of outstanding notes of Windstream or of its subsidiaries and to pay related fees and expenses and (iii) modify certain other definitions and provisions, in each case, subject to market and customary conditions. Consummation of the amendment is subject to numerous factors, including reaching agreement with our lenders and market conditions, and there can be no assurance that we will successfully enter into the amendment to our senior secured credit agreement on the terms described herein or at all.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

WINDSTREAM HOLDINGS, INC.		WINDSTREAM SERVICES, LLC

By:	/s/ Kristi Moody	By:	/s/ Kristi Moody
Name:	Kristi Moody	Name:	Kristi Moody
Title:	Senior Vice President and Corporate Secretary	Title:	Senior Vice President and Corporate Secretary
September 12, 2016